DEVELOPMENT AGREEMENT

	THIS DEVELOPMENT AGREEMENT (this Agreement) is made and entered as of the 30th day of April, 1998, by and between PHILLIPS DEVELOPMENT CORPORATION, an Arkansas Corporation (hereinafter referred to as the Developer) and PYRAMID FOUR LIMITED PARTNERSHIP, an Missouri limited partnership (hereinafter referred to as the Partnership).

                           WITNESSETH:

	WHEREAS, the Partnership is the owner of or has right to purchase certain unimproved real property lying and being in Jackson County, Missouri, and more fully described in Exhibit A attached hereto and made a part hereof by reference (hereinafter referred to as the Property); and

	WHEREAS, the Partnership desires that the Developer assume responsibility for the improvement, development and construction of an apartment complex to be built on the Property (such improvements, including all appurtenances thereto collectively referred to as the Project). Pursuant to the terms hereof; and

	WHEREAS, Developer is willing to accept such responsibility and to perform the duties contained herein in consideration of the compensation set forth herein;

	NOW, THEREFORE, for and in consideration of Ten Dollars
($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Engagement of the Developer. The Partnership does hereby engage the Developer, as developer, and the Developer hereby accepts such engagement as the developer for the Project and agrees to perform the duties set forth in Paragraph 2 of this Agreement.

2. Development Duties. The Developer hereby agrees to assume responsibility for and faithfully perform, or cause to be performed, the improvement, development and construction of the Project to be built on the Property, including the installation of all materials, fixtures, appliances and equipment on the Property in accordance with the plans and specifications from time to time agreed to between the Developer and the Partnership, including but in no way limited to

(a) Preparation of specific plans and specification for site improvements, roads, utilities, recreational facilities, buildings and other improvements, when required;

(b) Preparation of detailed budget projections for the cost of construction and development of the Project as are required from time to time;

(c) Obtaining all necessary governmental approvals and permits;

(d)  Negotiation of contracts with architects,
contractors, vendors, and other suppliers and servicers utilized in the design, construction and development of Project;
(e)  Supervision of performance of architects,
contractors, vendors and other suppliers and servicers utilized in construction of the Project;
(f)  Review of invoices for payment of architects,
contractors, subcontractors, vendors and other suppliers and servicers for the Project;
(g)  Maintenance of financial records and preparation of
periodic updating and revision of cost projections;
(h)  Reporting to the Partnership monthly regarding
progress of construction of the Project;
(i)  Ensure that all contractors, vendors and other
suppliers have adequate general liability insurance and workmen's compensation insurance, and that all performance bonds are in force and legally effective in all respects;
(j)  Negotiate and engage, on behalf and with the
approval of the Partnership, all attorneys, accountants, and other professionals to handle all legal, accounting or other matters in connection with the development of the Project;
(k)  Negotiating and arranging financing for and
syndication of the Project, and
(l)  Perform all other duties, upon written request of
the Partnership, which are reasonably related to the improvement, construction, or development of the Project.
3. Compensation and Reimbursement of the Developer. As compensation for the performance of all of its duties hereunder, the Developer shall be entitled to a development fee (the Developers Fee) in the total amount of Four Hundred Seventy Four Thousand and One Hundred Twenty One Dollars ($474,121) earned by the Developer and payable in accordance with a schedule attached hereto and made a part hereof, but not later than completion of the Project and issuance of a certificate of occupancy for all units thereof (hereinafter referred to as the Completion Date.) The Partnership shall further reimburse the Developer on a monthly basis for any and all amounts disbursed by the Developer on behalf of the Partnership, including, but not limited to, all direct and indirect costs for labor and materials incurred in the construction and development of the Project and all amounts paid for taxes, utilities, assessments and the like on behalf of the Partnership; provided however, that nothing in this Agreement shall obligate Developer to make such payments, it being the intent of the parties that such costs will be the responsibility of the Partnership.
The Developers fee shall be payable only if a syndication
occurs and the total fees paid shall be adjusted by the total credit delivered and the percentage of payment agreed to in the syndication agreement, and in accordance with any reducers contained in the syndication agreement and the completed partnership agreement. In no event will the Developer's fee be more than payments received by the partnership for sale of tax credits.
4. Terms of Engagement. The engagement of Developer shall commence upon the effective date of this Agreement as first above written and shall continue until the last building constructed on the Property is placed in service.
5.  Performance of the Developer.  While performing its
duties hereunder, the Developer shall diligently endeavor to protect the property rights and interests of the Partnership as vested in the Property and the Project; to perform all of its duties hereunder in a good, diligent and workmanlike manner; to employ skilled agents, lawyers, accountants and to supervise them diligently; and to comply with all laws, ordinances, rules, regulations and orders of any public authority bearing on the performance of the Developer's duties. The Developer may engage in other development, construction and similar activities on its own behalf or for other entities; provided, however, that any such other activities do not interfere with the performance of its obligations hereunder.
6.  Assignment.  The Developer shall not assign this
Agreement in whole or in part without the consent of the Partnership; provided however, that the Developer may employ such agents as it shall deem necessary in the performance of its duties contemplated hereunder. Notwithstanding any such delegation, the Developer shall remain fully responsible for performance of its duties set out hereunder.
7.  Miscellaneous.
(a)  At all times this Agreement shall inure to the
benefit of and constitute a binding obligation upon each of the parties hereto and their respective successors and, where permitted, their assigns.
(b)  All notices, consent, approvals, acceptances and
other communications given or made under this Agreement shall be in writing, duly signed by the party giving or making the same, and shall be deemed to have been properly given or made if personally delivered or five (5) days after deposit in the United States certified mail, return receipt requested, addressed as follows (or any subsequent address provided to all parties):
	If to Developer:
Phillips Development Corporation
			1501 N. University
			Suite 740
			Little Rock, AR  72207

	If to Partnership:
			Pyramid Four Limited Partnership
			1501 N. University
			Suite 740
			Little Rock, AR  72207
			Attn: General Partner

		(c ) If any provision hereof is adjudged to be invalid, the other provision hereof shall be enforceable.
		(d) This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements among them. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to any of the provisions of this agreement which are not fully expressed and incorporated herein.
(e) This Agreement may not be modified or amended except with the written consent of all the Parties.
(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.
(g) The relationship between Partnership and Developer is that of independent contracting parties. This Agreement shall not in any manner be construed as a joint venture or partnership.
(h) Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision thereof.
(i) All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.
(j) This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement. This
Agreement may be executed in any number of counterparts and all of such counterparts shall for all purposes constitute one agreement, binding on the parties hereto.
	IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the year and day first above written.

 (THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.)



						DEVELOPER:

						PHILLIPS DEVELOPMENT CORPORATION


						By: ___________________________
						    Chairman/Phillips Development
 Corp.

Attest:
______________________________
							Secretary


						(CORPORATE SEAL)


						PARTNERSHIP:

						PYRAMID FOUR LIMITED PARTNERSHIP

						By:	Phillips Development
                                   Corporation
							General Partner

						    By:/s/ Chester D. Phillips
							Chester D. Phillips/Chairman

							(CORPORATE SEAL

                   DEVELOPMENT FEE SCHEDULE



	Option on property in place          5

	Market analysis done                 5

	Evidence of all utilities            3

	Evidence of zoning                   4

	Preliminary plans                    1

	Environmental reports                2

	Syndication contract                 5

	PERMANENT/Construction applicatio    5

	Tax Credit Reservation               6

	Final Plans                          4

	Water permit                         1

	Sewer permit                         1

	Building permit                      2

	Construction loan commitment         4

	Permanent loan commitment            6

	Syndication agreement executed       6

	Receipt of the C.O.'s               10

	Receipt of tax credit allocation    15

	Close permanent loan                15
                                         100%



                       EXHIBIT A




All of Lots 18, 19, 20 and 21, COUNTRY CLUB ACRES, a subdivision in Independence, Jackson County, Missouri, except that part in Sterling Avenue, according to the recorded plat thereof.


synd.17537.1260.BOS2.78293_8